Exhibit 10.23

REVISED FOURTH AMENDMENT

to

LEASE BETWEEN

EMERY STATION OFFICE II, LLC (LANDLORD)

and

KINEMED, INC. (TENANT)

EMERYSTATION NORTH PROJECT

Emeryville, California

That certain Lease dated May 5, 2002 by and between Emery Station Office II, LLC (successor-in-interest to Emery Station Associates II, LLC), as Landlord, and KineMed, Inc., as Tenant, (the "Original Lease") as such was amended via First Amendment executed on June 27, 2003 (the "First Amendment"), further amended via Second Amendment whose Effective Date was December 1, 2004 (the "Second Amendment") and further amended via Revised Third Amendment whose Effective Date was February 28, 2005, is hereby further amended as follows (the Original Lease as amended previously by the First, Second, and Revised Third Amendments and now by this Revised Fourth Amendment is collectively the "Lease"):

I.	The effective date of this Revised Fourth Amendment shall be March 15, 2005 (the “Revised Fourth Amendment Effective Date”).

II.	The premises covered under the Original Lease and the First, Second, and Revised Third Amendments measures 14,522 rentable square feet (the "Current Space"). Pursuant to the terms herein, that space shall be expanded to include additional space on the fourth floor more specifically depicted on Exhibit A attached hereto. This additional space (herein, the "Executive Office Space") measures 2,910 rentable square feet. The Current Space of 14,522 rentable square feet and the Executive Office Space of 2,910 rentable square feet, together measuring 17,432 rentable square feet, shall be considered the "Premises" for all purposes under the Lease.

III.	Monthly Triple Net Base Rent applicable to the Executive Office Space shall be as follows: From Substantial Completion of the Landlord Work (as defined below) through - 3/31/06: $4,714.20 per month.

On 4/1/06 and every year thereafter this Monthly Triple Net Base Rent applicable to the Executive Office Space shall be increased by two and twenty-five hundredths percent (2.25%).

IV.	Tenant shall be responsible to pay (via Rent Adjustment Deposits and Rent Adjustments) all Operating Expenses and Taxes applicable to the Executive Office Space during the lease term, as described herein, pursuant to the terms of the Original Lease and this Revised Fourth Amendment.

V.	Tenant agrees to accept the Executive Office Space in its current as-is condition subject only to Landlord completing the following at Landlord's sole cost and expense (the "Landlord's Work): installation of a door with a lock connecting the conference room and the existing medical exam room and installing signs on each side of the door that say no exit to avoid confusion in case of an emergency. Landlord will complete this work so that Tenant can occupy the Executive Office Space no later than 4/1/05, on which date the lease term on such space will commence.

Additional work agreed to be performed by Landlord will be delayed. Landlord agrees to perform the following work in the future when requested by Tenant. Such work consists of enlargement of the existing break room and commensurate shrinking of the existing conference room via relocation of the wall and placement of matching VCT tiles in the expanded break room area where conference room carpet now exists. The cost of this work shall be Landlord's responsibility, but this scope of work will be put "on the shelf' with Landlord.

VI.	The amount of unreserved parking spaces available to Tenant under the lease, after addition of the Executive Office Space to the Premises, shall be increased up to a total of up to fifty-three (53) spaces. Parking spaces up to this amount shall be available to Tenant at rates and terms for parking described in Section 2.5 of the Original Lease.

VII.	Tenant hereby represents to Landlord that it has represented itself in this transaction and that no brokerage commission will be payable to any Tenant broker or representative as a result hereof.

VIII.	The terms and conditions of the Work Letter attached as Exhibit B to the Original Lease shall apply; however Sections 2.1 and 2.3 of Paragraph 2, entitled Design Matters, shall refer to the improvements described in ¶ V above. Except for those terms outlined herein, all other terms and conditions of the Lease and Work Letter shall apply.

In witness hereof, the parties have executed this Fourth Amendment as of the Fourth Amendment Effective Date set forth above.

TENANT:	LANDLORD:

KineMed, Inc., a Delaware Corporation	Emery Station Office II LLC, a
California Limited Liability Company

By:	/s/ David M. Fineman	By:	/s/ Richard K. Robbins

Print Name:	David M. Fineman	Print Name:	Richard K. Robbins

Its:	President & Chief Executive Officer	Its:

Dated: March 23, 2005	Dated: March , 2005